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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan of Document Sciences Corporation and to the incorporation by reference therein of our report dated January 25, 1999, with respect to the consolidated financial statements and schedule of Document Sciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP

                                                ERNST & YOUNG LLP

San Diego, California
August 31, 1999